Pricing Supplement No.             f05-0322a
         Pricing Supplement Dated:          March 22, 2005
         Rule 424(b)(3)
         File No.                           333-119615

         (To Prospectus Supplement
         and Prospectus Dated November 1, 2004)

         $5,000,000,000
         Citigroup Global Markets Holdings Inc.
         Retail Medium-Term Notes, Series F
         Due Nine Months or More From Date of Issue

         Trade Date:                        March 22, 2005
         Issue Date:                        March 24, 2005
         Settlement Date:                   March 24, 2005
         Following Business Day Convention

         Form of Note:                      Global/Book-Entry Only
         Calculation Agent:                 Citibank
         Minimum Denominations/Increments:  $1,000

         Purchasing Agent: Citigroup, acting as principal

         --------------------------------------------------------------

         CUSIP:                             17307XHP9
         Aggregate Principal Amount:        USD 1,019,000.00
         Price to Public:                   100%
         Concession:                        0.0000%
         Net Proceeds to Issuer:            USD 1,019,000.00
         Interest Rate (per annum):         4.0000%
         Coupon Type:                       FIXED
         Interest Payment Frequency:        Semiannual
         First Interest Payment Date:       September 15, 2005
         Maturity Date:                     September 15, 2007
         Product Ranking:                   Senior Unsecured
         Survivor's Option:                 Yes

         Redemption Information:            Not Callable